Exhibit 99.1

Contact: Lewis Goldberg / Todd Fromer

KCSA Worldwide

212.896.1216 / 212.896.1215

lgoldberg@kcsa.com / tfromer@kcsa.com

eCOST.com Stockholders Approve Merger with PFSweb

Torrance, Calif., January 23, 2006 – eCOST.com (Nasdaq: ECST), a leading online discount retailer, announced today its stockholders have approved the previously announced definitive merger agreement with PFSweb, Inc. (Nasdaq: PFSW), a global provider of integrated business process outsourcing (BPO) solutions, at a Special Meeting of Stockholders on January 23, 2006. Consummation of the merger is subject to certain additional conditions, including approval of the merger by the PFSweb stockholders.

Under the terms of the merger agreement, PFSweb will issue to eCOST.com stockholders one PFSweb common share for each outstanding share of eCOST.com in a tax-free, share-for-share transaction. eCOST.com will become a wholly owned subsidiary of PFSweb and maintain its headquarters in Torrance, California.

The PFSweb Special Meeting of Stockholders was adjourned and the vote postponed until January 24, 2006 in order to allow their stockholders additional time to submit their proxies.

About eCOST.com, Inc.

eCOST.com is a leading multi-category online discount retailer of high-quality new, “close-out” and refurbished brand-name merchandise for consumers and small business buyers. eCOST.com markets over 100,000 different products from leading manufacturers such as Apple, Canon, Citizen, Denon, HP, Nikon, Onkyo, Seiko, Sony, and Toshiba primarily over the Internet (http://www.ecost.com) and through direct marketing. Prior to April 11, 2005, eCOST.com was a subsidiary of PC Mall, Inc.

The matters discussed herein and, in particular, information regarding the merger, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb has recently filed a Registration Statement on Form S-4 which identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Registration Statement and the Risk Factors described therein. eCOST undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

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